UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2021

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Richard Paulson as President and Chief Executive Officer

On April 27, 2021, the Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (the “Company”) appointed Richard Paulson as President and Chief Executive Officer of the Company, effective as of May 3, 2021. Mr. Paulson has served as a member of the Board since February 2020 and will remain on the Board as a non-independent director. Mr. Paulson succeeds Michael G. Kauffman, who resigned on April 28, 2021 as the Company’s Chief Executive Officer effective as of May 3, 2021, and Sharon Shacham, who resigned on April 28, 2021 as the Company’s President effective as of May 3, 2021. Dr. Kauffman will continue in his role as a member of the Board and assume a new role with the Company as Senior Clinical Advisor. Dr. Shacham will continue in her roles as the Company’s Chief Scientific Officer and Chair of the Company’s Scientific Advisory Board.

Mr. Paulson, age 53, most recently served as the Executive Vice President of Ipsen Pharmaceuticals, Inc. and Chief Executive Officer of Ipsen North America, a global biopharmaceutical company focused on innovation and specialty care in areas of oncology, neuroscience and rare diseases, from February 2018 to April 2021. Mr. Paulson was Vice President and General Manager, U.S. Oncology Business Unit at Amgen Inc. (“Amgen”), a public biotechnology company, from 2015 to February 2018, and prior to that was Vice President, Marketing for Amgen’s U.S. Oncology Business, General Manager, Amgen Germany and General Manager of Amgen Central & Eastern. Prior to Amgen, Mr. Paulson held a number of global leadership positions at Pfizer Inc., including serving as General Manager of Pfizer South Africa and Pfizer Czech Republic. Mr. Paulson also previously held a variety of sales, marketing, and market access roles with increasing seniority at GlaxoWellcome plc in Canada. Mr. Paulson has an M.B.A. from the University of Toronto, Canada and an undergraduate degree in commerce from the University of Saskatchewan, Canada.

There are no family relationships between Mr. Paulson and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Mr. Paulson has an interest requiring disclosure under Item 404(a) of Regulation S-K. Effective as of May 3, 2021, Mr. Paulson will no longer serve as a member of the Audit Committee of the Board (the “Audit Committee”). The Board has appointed Chen Schor to serve on the Audit Committee in place of Mr. Paulson.

In connection with his employment with the Company, pursuant to the terms of an offer letter dated April 28, 2021, (the “Offer Letter”), Mr. Paulson will receive an annual base salary of $670,000 and a $700,000 sign-on bonus payable in three separate payments of $300,000 (“Milestone Payment 1”), $200,000 (“Milestone Payment 2”) and $200,000 (“Milestone Payment 3”) to be paid in the payroll period following May 3, 2021, May 3, 2022 and May 3, 2023 (each, a “Milestone Date”), respectively, contingent on Mr. Paulson’s commencement of employment with the Company (with respect to Milestone Payment 1) and his continued employment through the applicable Milestone Date (with respect to Milestone Payment 2 and Milestone Payment 3). The Offer Letter provides that if Mr. Paulson’s employment is terminated for Cause (as defined in the Offer Letter) or he resigns other than for Good Reason (as defined in the Offer Letter) prior to the one-year anniversary of each applicable Milestone Date or after the one-year anniversary but prior to the two-year anniversary of the applicable Milestone Date, he must repay 100% or 50%, respectively, of the net amount of the applicable Milestone Payment received in connection with such Milestone Date. Mr. Paulson is also eligible for an annual bonus at a target of 65% of his annualized base salary based solely on the Company’s performance during the applicable calendar year. In addition, under the terms of the Offer Letter, Mr. Paulson will also be eligible to participate in all Company benefits available to other employees of the Company.

Pursuant to the terms of the Offer Letter, the Board granted to Mr. Paulson, effective as of May 3, 2021, (i) a stock option to purchase 559,800 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), with an exercise price equal to the closing price of the Common Stock, as reported by the Nasdaq Global Select Market, on May 3, 2021, and (ii) 373,200 restricted stock units (“RSUs”). The stock option will vest as to 25% of the shares underlying the stock option on the first anniversary of the grant date and then monthly thereafter until the fourth anniversary of the grant date. 25% of the total number of RSUs will vest on the one-year anniversary of the grant date and 1/48th of the total number of RSUs will vest monthly thereafter.

The Offer Letter also provides that, if Mr. Paulson’s employment is terminated without Cause or he resigns for Good Reason (other than within one year following the consummation of a Change in Control (as defined in the Offer Letter)), he will be entitled to receive the following severance benefits: (i) salary continuation for 18 months (the “Severance Period”); (ii) a lump sum payment of any unpaid Milestone Payments; (iii) a lump sum, pro-rated target bonus for the year in which the termination occurs; and (iv) an opportunity to enter into a consulting arrangement with the Company during which he will be compensated for services performed and any unvested equity awards granted by the Company will continue to vest. If Mr. Paulson’s employment is terminated without Cause or he resigns for Good Reason within one year following the consummation of a Change in Control, he will, in lieu of the severance benefits described above, be entitled to receive the following severance benefits: (i) salary continuation for the Severance Period; (ii) a lump sum payment of any unpaid Milestone Payments; and (iii) an amount equal to 150% of his target annual bonus for the year in which the termination occurs. In addition, if in connection with the termination of Mr. Paulson’s employment, he elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Company will, as a severance benefit, pay the premiums to continue such coverage for the lesser of (i) the Severance Period and (ii) the end of the calendar month in which he becomes eligible to receive group health plan coverage under another employee benefit plan. Mr. Paulson’s receipt of the severance benefits discussed in this paragraph is subject to Mr. Paulson’s timely execution and non-revocation of a separation and release of claims agreement as described in the Offer Letter.

The foregoing description of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Dr. Kauffman’s Amended and Restated Letter Agreement

On April 28, 2021, the Company entered into an amended and restated letter agreement, effective as of May 3, 2021, with Dr. Kauffman (the “Kauffman Agreement”). The Kauffman Agreement amends and restates the amended and restated letter agreement between Dr. Kauffman and the Company, dated as of August 28, 2020 and provides for Dr. Kauffman’s employment as Senior Clinical Advisor. Pursuant to the Kauffman Agreement, Dr. Kauffman will be provided with an annual base salary of $388,125 and an annual bonus target opportunity equal to 50% of his annual base salary based upon the achievement of certain performance goals and corporate milestones. He will also be eligible to receive annual equity grants in the Company’s sole discretion and to participate in medical, retirement and other benefits that are made available to other executive level employees of the Company.

The Kauffman Agreement also provides that, if Dr. Kauffman’s employment is terminated without Cause (as defined in the Kauffman Agreement) or he resigns for Good Reason (as defined in the Kauffman Agreement) on or before May 3, 2023 (other than within the twelve month period following a Change of Control (as defined in the Kauffman Agreement)), he will be entitled to receive severance pay in the form of salary continuation at the rate of $646,875 per annum for the Severance Period. If Dr. Kauffman’s employment is terminated without Cause or he resigns for Good Reason on or before May 3, 2023 and within the twelve month period following a Change of Control, he will, in lieu of the severance benefits described above, be entitled to receive the following severance benefits: (i) salary continuation at the rate of $646,875 per annum for the Severance Period; and (ii) an amount equal to 150% of his target annual bonus for the year in which the termination occurs. In addition, if in connection with the termination of Dr. Kauffman’s employment on or before May 3, 2023, he elects to continue his and his eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will, as a severance benefit, pay the premiums to continue such coverage for the lesser of (i) the Severance Period and (ii) the end of the calendar month in which he becomes eligible to receive group health plan coverage under another employee benefit plan. If Dr. Kauffman’s employment is terminated without Cause or he resigns for Good Reason after May 3, 2023, he will be entitled to severance pay in a lump sum in the amount of $323,500. Dr. Kauffman’s receipt of the severance benefits discussed in this paragraph is subject to Dr. Kauffman’s timely execution and non-revocation of a separation and release of claims agreement as described in the Kauffman Agreement.

Pursuant to the Kauffman Agreement, Dr. Kauffman also surrendered all right, title and interest to portions of certain outstanding stock options for the purchase of 290,000 shares of Common Stock. Dr. Kauffman’s remaining outstanding equity awards will continue to vest, provided that if the Company terminates his employment without Cause or he resigns for Good Reason on or prior to March 1, 2025, then any of the remaining unvested portions of such equity awards will become vested and exercisable and, if such awards are stock options, will remain exercisable until the earlier of March 1, 2026 and the expiration date of such stock option.

The foregoing description of the Kauffman Agreement is qualified in its entirety by the full text of the Kauffman Agreement, a copy of which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Dr. Shacham’s Amended and Restated Letter Agreement

On April 28, 2021, the Company entered into an amended and restated letter agreement, effective as of May 3, 2021, with Dr. Shacham (the “Shacham Agreement”). The Shacham Agreement amends and restates the amended and restated letter agreement between Dr. Shacham and the Company, dated as of August 28, 2020 and provides for Dr. Shacham’s continued employment as Chief Scientific Officer, the cessation of Dr. Shacham’s direct management responsibilities beginning on January 1, 2022 (the “Transition Date”) and her continuing service as Chair of the Company’s Scientific Advisory Board through no earlier than January 1, 2024. Pursuant to the Shacham Agreement, Dr. Shacham will be provided with an annual base salary of $499,905 for the remainder of 2021 and $300,000 as of the Transition Date, and an annual bonus target opportunity equal to 50% of her annual base salary based upon the achievement of certain performance goals and corporate milestones. For so long as Dr. Shacham continues to serve as Chief Scientific Officer, she will also be eligible to receive annual equity grants on the same basis as the Company’s other executive officers in good standing as determined by the Board in its sole discretion and to participate in medical, retirement and other benefits that are made available to other executive level employees of the Company.

The Shacham Agreement also provides that, if Dr. Shacham’s employment is terminated without Cause (as defined in the Shacham Agreement) or she resigns for Good Reason (as defined in the Shacham Agreement) on or before January 1, 2024 (other than within the twelve month period following a Change of Control (as defined in the Shacham Agreement)), she will be entitled to receive severance pay in the form of salary continuation at the rate of $499,905 per annum for the Severance Period. If Dr. Shacham’s employment is terminated without Cause or she resigns for Good Reason on or before January 1, 2024 and within the twelve month period following a Change of Control, she will, in lieu of the severance benefits described above, be entitled to the following severance benefits: (i) salary continuation at the rate of $499,905 per annum for the Severance Period; and (ii) an amount equal to 150% of her target annual bonus for the year in which the termination occurs. In addition, if in connection with the termination of Dr. Shacham’s employment on or before January 1, 2024, she elects to continue her and her eligible dependents’ participation in the Company’s medical and dental benefit plans pursuant to COBRA, the Company will, as a severance benefit, pay the premiums to continue such coverage for the lesser of (i) the Severance Period and (ii) the end of the calendar month in which she becomes eligible to receive group health plan coverage under another employee benefit plan. If Dr. Shacham’s employment is terminated without Cause or she resigns for Good Reason after January 1, 2024, she will be entitled to severance pay in a lump sum in the amount of $150,000. Dr. Shacham’s receipt of the severance benefits discussed in this paragraph is subject to Dr. Shacham’s timely execution and non-revocation of a separation and release of claims agreement as described in the Shacham Agreement.

Pursuant to the Shacham Agreement, Dr. Shacham also surrendered all right, title and interest to portions of certain outstanding stock options for the purchase of 290,000 shares of Common Stock. Dr. Shacham’s remaining outstanding equity awards will continue to vest, provided that if the Company terminates her employment without Cause or she resigns for Good Reason on or prior to March 1, 2025, then any of the remaining unvested portions of such equity awards will become vested and exercisable and, if such awards are stock options, will remain exercisable until the earlier of March 1, 2026 and the expiration date of such stock option.

The foregoing description of the Shacham Agreement is qualified in its entirety by the full text of the Shacham Agreement, a copy of which is filed hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1	Offer Letter, dated as of April 28, 2021, between the Company and Richard Paulson

10.2	Amended and Restated Letter Agreement, dated as of April 28, 2021, between the Company and Michael Kauffman, M.D., Ph.D.

10.3	Amended and Restated Letter Agreement, dated as of April 28, 2021, between the Company and Sharon Shacham, Ph.D., M.B.A.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: May 3, 2021	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary